UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): March 14, 2011
COMSTOCK RESOURCES, INC.
(Exact Name of Registrant as Specified in Charter)

STATE OF NEVADA (State or other jurisdiction of incorporation)	001-03262 (Commission File Number)	94-1667468 (I.R.S. Employer Identification Number)
5300 Town and Country Boulevard
Suite 500
Frisco, Texas 75034
(Address of principal executive offices)
(972) 668-8800
(Registrant’s Telephone No.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
     On March 14, 2011, Comstock Resources, Inc. (the “Company”) completed the public offering of $300 million aggregate principal amount of 7 3/4% Senior Notes due 2019 (the “Notes”), which are fully and unconditionally guaranteed by the Company’s principal subsidiaries (“Subsidiary Guarantors”) Comstock Oil & Gas, LP, Comstock Oil & Gas-Louisiana, LLC, Comstock Oil & Gas GP, LLC, Comstock Oil & Gas Investments, LLC and Comstock Oil & Gas Holdings, Inc.
     The terms of the Notes are governed by the Indenture dated as of October 9, 2009 (the "Base Indenture”), among the Company, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by the Third Supplemental Indenture dated as of March 14, 2011 (the “Third Supplemental Indenture”) (the Base Indenture, as amended and supplemented by the Third Supplemental Indenture (the “Indenture”)).
     The Notes will mature on April 1, 2019, and interest is payable on the Notes on each April 1 and October 1, commencing October 1, 2011. The record date is March 15 and September 15. The Company may redeem some or all of the Notes at any time on or after April 1, 2015 at the redemption prices specified in the Indenture. The Company may also redeem up to 35% of the Notes using the net proceeds of certain equity offerings completed before April 1, 2014 at a redemption price as specified in the Indenture. If the Company sells certain assets or experiences a change of control, as described in the Indenture, each holder of the Notes will have the right to require the Company to repurchase the Notes at a purchase price described in the Indenture plus accrued and unpaid interest, if any, to the date of such repurchase.
     The Notes are the Company’s senior unsecured obligations. The Notes will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to all of the Company’s future subordinated indebtedness. The Notes will be effectively subordinated to all of the Company’s existing and future secured indebtedness to the extent of the collateral securing such indebtedness, including under the Company’s bank credit facility.
     The Indenture restricts the Company’s ability and the ability of certain of its subsidiaries to, among other things: (i) incur additional indebtedness; (ii) pay distributions or dividends on equity or purchase, redeem or otherwise acquire equity; (iii) make certain investments; (iv) use assets as collateral in other transactions; (v) sell certain assets or merge with or into other companies; and (vi) enter into transactions with affiliates. These covenants are subject to a number of important exceptions and qualifications.
     The Indenture contains customary events of default, including:
•	default in any payment of interest on any Note when due, continued for 30 days;
•	default in the payment of principal of or premium, if any, on any Note when due;
•	failure by the Company to comply with its obligations under the Indenture, in certain cases subject to notice and grace periods;

•	payment defaults and accelerations with respect to other indebtedness of the Company and its Restricted Subsidiaries (as defined in the Indenture) in the aggregate amount of $50.0 million or more;
•	certain events of bankruptcy, insolvency or reorganization of a Subsidiary Guarantor or any other Restricted Subsidiary; and
•	failure by the Company or any Subsidiary Guarantor or any other Restricted Subsidiary to pay certain final judgments aggregating in excess of $50.0 million within 60 days.
     If an event of default under the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on the Notes to be due and payable, or, in the case of certain events of default relating to bankruptcy, insolvency or reorganization, those amounts will automatically become immediately due and payable.
     Other material terms of the Notes, the Base Indenture and the Third Supplemental Indenture are described in the Prospectus Supplement, dated February 28, 2011, as filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the “Commission”). The foregoing descriptions of the Base Indenture, the Third Supplemental Indenture and the Notes are qualified in their entirety by reference to such Base Indenture and the Third Supplemental Indenture (including the form of Notes attached thereto), which is filed herewith as Exhibit 4.1 and incorporated herein by reference.
     The Company and the Subsidiary Guarantors registered the sale of the 2019 Notes and the underlying guarantees with the Commission pursuant to an automatic shelf Registration Statement on Form S-3 (Registration No. 333-162328) filed on October 5, 2009 (the “Registration Statement”). The Company used the net proceeds from the offering of approximately $293.5 million to repurchase its outstanding 6 7/8% Senior Notes due 2012 (the “2012 Notes”), repay outstanding borrowings under its bank credit facility and for general corporate purposes.
     As previously reported, on February 28, 2011, the Company entered into an underwriting agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the underwriters named therein, in connection with an underwritten public offering of the Notes.
     On March 14, 2011, the Company completed the Tender Offer for its 2012 Notes and a related Consent Solicitation. As a result of this Tender Offer, in which 86.8% of the outstanding 2012 Notes were tendered, the Company has entered into the Sixth Supplemental Indenture (the “Sixth Supplemental Indenture”) dated March 14, 2011, among the Company, the Subsidiary Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., Trustee, which is filed herewith as Exhibit 4.2 and incorporated herein by reference. The Sixth Supplemental Indenture deletes selected covenants and indemnities related to the 2012 Notes and establishes the procedures for redemption of the remaining untendered portion of the 2012 Notes. The remaining 13.2% of the 2012 Notes will be redeemed on March 18, 2011.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The description contained under Item 1.01 above is incorporated by reference in its entirety into this Item 2.03.
(d) Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
4.1
Third Supplemental Indenture, dated March 14, 2011, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., Trustee for the 7 3/4% Senior Notes due 2019.

4.2
Sixth Supplemental Indenture, dated March 14, 2011, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COMSTOCK RESOURCES, INC.
Dated: March 17, 2011	By:	/s/ M. JAY ALLISON
M. Jay Allison
President and Chief Executive Officer

Exhibits Index

Exhibit Number	Description
4.1
Third Supplemental Indenture, dated March 14, 2011, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., Trustee for the 7 3/4% Senior Notes due 2019.

4.2
Sixth Supplemental Indenture, dated March 14, 2011, among Comstock Resources, Inc., the Subsidiary Guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., Trustee for the 6 7/8% Senior Notes due 2012.